                                                               Exhibit 24.2

                             POWER OF ATTORNEY

  Each person whose signature appears below constitutes and appoints Vivek Ranadive and Paul G. Hansen, and each of them, as attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign Registration Statement No. 333-78195 of TIBCO Software Inc. and any amendment to such Registration Statement (including post-effective amendments and registration statements filed pursuant to Rule 462 and otherwise), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

             Signature                           Title                   Date
             ---------                           -----                   ----

         /s/ Doug M. Atkin           Director                        July 12, 1999
____________________________________
           Doug M. Atkin

         /s/ John G. Taysom          Director                        July 12, 1999
____________________________________
           John G. Taysom